EXHIBIT 23.2


                              PUTMAN & HANCOCK
                       Certified Public Accountants


506 West College Street                              118 North Third Street
P.O. Box 722                                         P.O. Box 724
Fayetteville, TN 37334                               Pulaski, Tennessee 38478
    (615) 433-1040                                        (615) 424-1040
Fax (615) 433-9290                                   Fax (615) 363-5222




Stockholders and Board Directors
First Pulaski National Corporation
Pulaski, TN

As independent public accountants, we hereby consent to the incorporation by reference to First Pulaski National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, of our reports (and to all references to our firm) included in or made a part of this Registration Statement.

                                  /s/ Putman & Hancock
                                  --------------------
                                   Putman & Hancock

June 9, 1997